UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 12, 2023
NEW JERSEY RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)
New Jersey	001-8359	22-2376465
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1415 Wyckoff Road Wall, New Jersey	07719
(Address of principal executive offices)	(Zip Code)
(732) 938-1480
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - $2.50 par value	NJR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On July 12, 2023, the Board of Directors (the “Board”) of New Jersey Resources Corporation (the “Company”), upon the recommendation of the Nominating/Corporate Governance Committee of the Board, approved the amended and restated Bylaws of the Company, in order to, among other things:

•	implement procedural and other requirements for director nominations, including requiring compliance with Rule 14a-19 under the Securities Exchange Act of 1934, as amended;
•	update the advance notice provisions that apply where a shareholder intends to propose a director nomination (Article I, Section 4) or other business (Article III, Section 1) at a shareholder meeting;
•	clarify a meeting Chair’s authority to determine the validity of nominations or submission of other matters (Article I, Section 4);
•	require any person soliciting proxies from stockholders to use a proxy card color other than white (Article III, Section 6); and
•	include certain other conforming, technical, and non-material changes.

The preceding is qualified in its entirety by reference to the Bylaws, as amended and restated on July 12, 2023, which are attached hereto as Exhibit 3.1 and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits
Exhibit Number	Description
3.1	Bylaws of New Jersey Resources Corporation, as amended and restated on July 12, 2023
104	Cover page in Inline XBRL format

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW JERSEY RESOURCES CORPORATION
Date: July 13, 2023
	By:	/s/ Roberto F. Bel
Roberto F. Bel
Senior Vice President and
Chief Financial Officer